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                                                                     EXHIBIT 5.1

                                October 25, 2001


LIN Television Corporation
Airwaves, Inc.
Indiana Broadcasting, LLC
KXAN, Inc.
KXTX Holdings, Inc.
LIN Airtime, LLC
Linbenco, Inc.
LIN Sports, Inc.
LIN Television of San Juan, Inc.
LIN Television of Texas, Inc.
LIN Television of Texas, LP
North Texas Broadcasting Corporation
Primeland Television, Inc.
Providence Broadcasting, LLC
Televicentro of Puerto Rico, LLC
WAVY Broadcasting, LLC
WIVB Broadcasting, LLC
WNJX-TV, Inc.
WOOD License Co., LLC
WOOD Television, Inc.
WTNH Broadcasting, Inc.
WWLP Broadcasting, LLC
Four Richmond Square, Suite 400
Providence, Rhode Island 02906

Ladies and Gentlemen:

     We have acted as counsel to LIN Television Corporation, a Delaware corporation ("LIN Television"), and Airwaves, Inc., a Delaware corporation, Indiana Broadcasting, LLC, a Delaware limited liability company, KXAN, Inc., a Delaware corporation, KXTX Holdings, Inc., a Delaware corporation, LIN Airtime, LLC, a Delaware limited liability company, Linbenco, Inc., a Delaware corporation, LIN Sports, Inc., a Delaware corporation, LIN Television of San Juan, Inc., a Delaware corporation, LIN Television of Texas, Inc., a Delaware corporation, LIN Television of Texas, LP, a Texas limited partnership, North Texas Broadcasting Corporation, a Delaware corporation, Primeland Television, Inc., a Delaware corporation, Providence Broadcasting, LLC, a Delaware limited liability company, Televicentro of Puerto Rico, LLC, a Delaware limited liability company, WAVY Broadcasting, LLC, a Delaware limited liability company, WIVB Broadcasting, LLC, a Delaware limited liability company, WNJX-TV, Inc., a Delaware corporation, WOOD License Co., LLC, a Delaware limited liability company, WOOD Television, Inc., a Delaware corporation, WTNH Broadcasting, Inc., a Delaware corporation, and WWLP Broadcasting, LLC, a Delaware limited liability company (collectively, the "Guarantors"), in connection with the preparation and filing by LIN Holdings Corp., LIN Television and the Guarantors of a Registration Statement on Form S-4 (Registration No. 333-67278) (as amended to date, the "Registration Statement"), initially filed with the Securities and Exchange Commission on August 10, 2001 under the Securities Act of 1933, as amended (the "Securities Act"), relating to $210,000,000 in aggregate principal amount of 8% Senior Notes due 2008 (the "New Notes") of LIN Television that may be issued in exchange for a like aggregate principal amount of the issued and outstanding 8% Senior Notes due 2008 (the "Old Notes") of LIN Television. LIN Television proposes to offer, upon the terms set forth in the Registration Statement, to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes (the "Exchange Offer"). The Guarantors will fully, unconditionally and jointly and severally guarantee (the "Guarantees") the New Notes on an unsecured, senior basis. The New Notes and Guarantees will be offered under an Indenture dated as of June 14, 2001, by and among LIN Television, the Guarantors, and The Bank of New York, successor to United States Trust Company of New York, as trustee (the "Indenture"). Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein as so defined.



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     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the form of the New Note filed as an exhibit to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of LIN Television and the Guarantors, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of LIN Television and the Guarantors.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. Assuming that the Indenture has been duly authorized, executed and delivered by the parties thereto and that the issuance of New Notes upon consummation of the Exchange Offer has been duly authorized by LIN Television, when (i) the New Notes issuable upon consummation of the Exchange Offer have been duly executed by LIN Television and authenticated by the trustee therefor in accordance with the terms of the Indenture and (ii) the New Notes issuable upon consummation of the Exchange Offer have been duly delivered against receipt of Old Notes surrendered in exchange therefor, the New Notes issuable upon consummation of the Exchange Offer will constitute the legal, valid and binding obligations of LIN Television, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that we express no opinion as to the effect on the New Notes of the laws of any jurisdiction other than the State of New York, including laws which limit the rates of interest that may legally be contracted for, charged or collected.

     2. Assuming that the Indenture has been duly authorized, executed and delivered by the parties thereto and that the Guarantees of New Notes upon consummation of the Exchange Offer have been duly authorized by the Guarantors, when (i) the New Notes issuable upon consummation of the Exchange Offer have been duly executed by LIN Television and authenticated by the trustee therefor in accordance with the terms of the Indenture and (ii) the New Notes issuable upon consummation of the Exchange Offer have been duly delivered against receipt of Old Notes surrendered in exchange therefor, the Guarantees of New Notes issuable upon consummation of the Exchange Offer will constitute the legal, valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that we express no opinion as to the effect on the Guarantees of New Notes of the laws of any jurisdiction other than the State of New York, including laws which limit the rates of interest that may legally be contracted for, charged or collected.

     The opinions expressed herein are limited to the laws of the State of New York and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ WEIL, GOTSHAL & MANGES LLP






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                                October 25, 2001

LIN Holdings Corp.
Four Richmond Square, Suite 400
Providence, Rhode Island 02906

Ladies and Gentlemen:

     We have acted as counsel to LIN Holdings Corp., a Delaware corporation ("Holdings") in connection with the preparation and filing by Holdings, LIN Television Corporation and the Guarantors named therein of a Registration Statement on Form S-4 (Registration No. 333-67278) (as amended to date, the "Registration Statement"), initially filed with the Securities and Exchange Commission on August 10, 2001 under the Securities Act of 1933, as amended (the "Securities Act"), relating to $100,000,000 in aggregate principal amount at maturity of 10% Senior Discount Notes due 2008 (the "New Notes") of Holdings that may be issued in exchange for a like aggregate principal amount at maturity of the issued and outstanding 10% Senior Discount Notes due 2008 (the "Old Notes") of Holdings. Holdings proposes to offer, upon the terms set forth in the Registration Statement, to exchange $1,000 principal amount at maturity of New Notes for each $1,000 principal amount at maturity of Old Notes (the "Exchange Offer"). The New Notes will be offered under an Indenture dated as of June 14, 2001, by and among Holdings and The Bank of New York, successor to United States Trust Company of New York, as trustee (the "Indenture"). Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein as so defined.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the form of the New Note filed as an exhibit to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Holdings, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Holdings.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, assuming that the Indenture has been duly authorized, executed and delivered by the parties thereto and that the issuance of New Notes upon consummation of the Exchange Offer has been duly authorized by Holdings, when (i) the New Notes issuable upon consummation of the Exchange Offer have been duly executed by Holdings and authenticated by the trustee therefor in accordance with the terms of the Indenture and (ii) the New Notes issuable upon consummation of the Exchange Offer have been duly delivered against receipt of Old Notes surrendered in exchange therefor, the New Notes issuable upon consummation of the Exchange Offer will constitute the legal, valid and binding obligations of Holdings, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that we express no opinion as to the effect on the New Notes of the laws of any jurisdiction other than the State of New York, including laws which limit the rates of interest that may legally be contracted for, charged or collected.

     The opinions expressed herein are limited to the laws of the State of New York and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ WEIL, GOTSHAL & MANGES LLP